UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

COLLECTORS UNIVERSE, INC.
____________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

        On December 6, 2004, the Compensation Committee of the Board of Directors of Collectors Universe, Inc. (the “Company”) adopted a Management Bonus Plan for the Company’s executive officers (the “2005 Bonus Plan”) for the fiscal year ending June 30, 2005 (“fiscal 2005”). Set forth below is a summary description of the principal terms of the 2005 Bonus Plan.

(1)    Participants. The executive officers eligible to participate and to earn bonus compensation under the 2005 Bonus Plan are: Michael Haynes, Chief Executive Officer; David Hall, President; and Michael Lewis, Chief Financial Officer (collectively, the “Participating Officers”).

(2)    Performance Goals.

(a)    The 2005 Bonus plan establishes (i) specific Company consolidated revenue and pre-tax income goals (the “financial performance goals”), and (ii) individual management objectives (“MBOs”) for Messrs. Haynes and Lewis and provides that their bonus compensation for fiscal 2005 under the Plan will be determined based on the extent to which such financial performance goals and their individual MBOs are achieved or exceeded. The financial performance goals and MBOs have been individually weighted for each of Messrs. Haynes and Lewis, in terms of their effect on the amount of the bonus compensation they can earn, based on the Compensation Committee’s assessment of the likely impact that their performance and the achievement of their individualized MBOs will have on the Company’s financial performance in fiscal 2005.

(b)    Mr. Hall is responsible for the financial performance of the Company’s authentication and grading operations. Accordingly, the 2005 Bonus Plan provides that the amount of his bonus compensation will be determined on the basis of the contribution that the Company’s grading operations make to the Company’s consolidated operating income in fiscal 2005 (the “Grading Contribution”). More specifically, the 2005 Bonus Plan sets a minimum Grading Contribution that must be achieved before Mr. Hall will earn any bonus compensation under the Plan. If the minimum Grading Contribution is achieved, the amount of Mr. Hall’s bonus compensation will be determined by the extent to which that minimum is exceeded. The 2005 Plan places a ceiling of $300,000 on the bonus compensation that Mr. Hall may earn under the Plan for fiscal 2005.

           (3)    General Terms and Conditions. The 2005 Bonus Plan provides that the determinations as to whether the Company has achieved and the extent to which the Company may have exceeded the financial performance goals established for the Participating Officers shall be made from the Company’s consolidated financial statements for fiscal 2005, as audited by its outside auditors. The determination as to whether a Participating Officer has achieved his MBOs will be made by the Compensation Committee. Additionally, the 2005 Bonus Plan provides that a Participating Officer must be employed by the Company for the entirety of fiscal 2005 to earn any bonus compensation under the Plan.

    The foregoing summary is qualified in its entirety by reference to the 2005 Bonus Plan, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Date: December 9, 2004	By: /s/ MICHAEL HAYNES
Michael Haynes, CEO

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